Exhibit 32.1

CERTIFICATION(1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Ronald W. Barrett, Chief Executive Officer of XenoPort, Inc. (the “Company”), and William G. Harris, Senior Vice President of Finance and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2011 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 29th day of February, 2012.

/s/ Ronald W. Barrett
Ronald W. Barrett
Chief Executive Officer and Director

/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

(1)	This certification accompanies the annual report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of XenoPort, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to XenoPort, Inc. and will be retained by XenoPort, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.